  Exhibit 10.1

IMAGEWARE SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 28, 2020 (the “Effective Date”), is made by and among ImageWare Systems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the signature pages hereto (each, a “Signature Page” and collectively the “Signature Pages”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”);

WHEREAS, upon satisfaction of certain conditions, the Purchasers, severally and not jointly, desire to purchase, and the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of Fifteen Thousand (15,000) shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for $1,000 per share, which Preferred Stock shall have the rights, preferences and privileges set forth in the Company’s Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) filed with the Secretary of State for the State of Delaware on or prior to the Closing Date, and substantially in the form of Exhibit A attached hereto;

WHEREAS, the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Preferred Stock are referred to herein as the “Conversion Shares.” The Preferred Stock and the Conversion Shares are collectively referred to herein as the “Securities” and each of them may individually be referred to herein as a “Security”, and the shares of Common Stock issued or issuable to the holders of Preferred Stock as dividends in accordance with the terms and conditions set forth in the Certificate of Designation are referred to herein as “Dividend Shares”; and

WHEREAS, in connection with the execution of this Agreement, the Company has entered into an Escrow Agreement, dated as of the Effective Date, an executed copy of which is attached hereto as Exhibit B (the “Escrow Agreement”), with Citibank, N.A. (the “Escrow Agent”), pursuant to which the Escrow Agent will act as Escrow Agent with respect to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(d) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of shares of Preferred Stock as is set forth on such Purchaser’s Signature Page, for a purchase price (as to each Purchaser, the “Purchase Price”) equal to $1,000 per share of Preferred Stock.

(b) Deliverables as of the Effective Date. As of the Effective Date, the parties hereto acknowledge and agree that the following has occurred:

(i) Escrow Agreement. (A) The Company and the Escrow Agent have executed such party’s Signature Page to the Escrow Agreement and delivered the same to the other parties hereto, (B) each Purchaser has delivered to the Escrow Agent the full amount of such Purchaser’s applicable Initial Purchase Price (defined below) and (C) the Company has delivered to the Escrow Agent the wire transfer instructions set forth on Exhibit C.

(ii) Registration Rights Agreement. The Company and each Purchaser have executed such party’s Signature Page to the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), and delivered executed copies of the same to the other parties hereto. The Registration Rights Agreement shall be effective upon Closing.

(iii) Series C Exchange Agreement. The Company and the applicable holders of the Company’s Series C Convertible Preferred Stock (the “Series C Holders”) have executed the Series C Exchange Agreement, an executed copy of which is attached hereto as Exhibit E (the “Exchange Agreement”), and the Purchasers shall have received an executed copy thereof. The transactions contemplated by the Exchange Agreement shall have occurred, or concurrently with the Closing, will occur.

(iv) Term Loan and Security Agreement. The Company and each Purchaser have entered into that certain Term Loan Security Agreement, an executed copy of which is attached hereto and which is attached hereto as Exhibit F (the “Term Loan and Security Agreement”), which provides for the bridge loan to the Company (the “Bridge Loan”). The amount of the Bridge Loan shall be referred to as the “Bridge Loan Amount.”

(v) Written Consent. The Requisite Shareholders have executed a written consent approving and adopting the applicable New Organizational Documents (defined below) which require shareholder approval, an executed copy of which is attached hereto as Exhibit G (including the documents and transactions authorized therein, the “Written Consent”). For the purposes of this Agreement, “Written Consent” shall refer to, individual and collectively, the Written Consent of each Stockholder Group (defined below) included as part of Exhibit G.

(c) Additional Purchasers. At any time after the Effective Date, one or more additional Purchasers (“Additional Purchasers”) may become a party hereto by (i) executing and delivering to the Company and each other Purchaser (A) a Joinder Agreement in substantially the form attached hereto as Exhibit K, and (B) a signature page to the Registration Rights Agreement and Term Loan Agreement, and (ii) delivering such Additional Purchaser’s Initial Purchase Price to the Escrow Agent. Immediately upon (i) execution and delivery of such Joinder Agreement and (ii) payment of such Additional Purchaser’s Initial Purchase Price (and without any further action), each such Additional Purchaser will become a party to this Agreement and have all of the rights and obligations of a Purchaser hereunder, and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement. Notwithstanding the foregoing, no Additional Purchasers will be permitted to be a party to this Agreement to the extent such Additional Purchaser’s proposed Purchase Price would cause Total Purchase Price (including the Purchase Price of all Additional Purchasers) to exceed $15,000,000 without the express written consent of the Company.

(d) The Closing. Closing of the Transactions (the “Closing”) shall occur on the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Closing, and all conditions precedent to (i) the Purchasers’ obligation to deliver the Closing Purchase Price (defined below) of the Preferred Stock to the Company, as set forth in Section 7, and (ii) the Company’s obligations to deliver the Preferred Stock set forth in Section 6, in each case, have been satisfied or waived. The day on which the Closing occurs shall be the “Closing Date.”

(e) Definitions. Unless the context otherwise requires, the terms defined in this Section 1(e) shall, for the purposes of this Agreement, have the meanings herein specified.

(i) “Accrued Interest Deduction” means, as to each Purchaser, an amount equal to the product of (A) the total amount of interest which has accrued on the Bridge Loan Amount pursuant to the terms of the Term Loan and Security Agreement as of the Closing Date, and (B) a fraction, the numerator of which is such Purchaser’s Initial Purchaser Price and the denominator of which is the Bridge Loan Amount.

(ii) “Closing Purchase Price” means, as to each Purchaser, an amount equal to (A) such Purchaser’s Purchase Price, less (B) the sum of (1) such Purchaser’s Initial Purchase Price and (2) such Purchaser’s Accrued Interest Deduction.

(iii) “Initial Purchase Price” means, as to each Purchaser, an amount equal to the product of (A) such Purchaser’s Purchase Price, and (B) 0.20.

(iv) “New Organizational Documents” includes each of the following amended and restated Organizational Documents (defined below): (A) the amended and restated Certificate of Incorporation of the Company, in substantially the form attached as Exhibit E to the Written Consent (the “Amended & Restated Certificate of Incorporation”); (B) the amended and restated Certificates of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company, in substantially the form attached as Exhibit B to the Written Consent (the “Amended and Restated Series A Certificate of Designation”); (C) the amended and restated Certificates of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock of the Company, in substantially the form attached Exhibit C to the Written Consent (the “Amended and Restated Series A-1 Certificate of Designation”); (D) the amended and restated Certificates of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of the Company, in substantially the form attached as Exhibit D to the Written Consent] (the “Amended and Restated Series C Certificate of Designation”); and (E) the Series D Certificate of Designation.

(v) “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

(vi) “Requisite Shareholders” means the minimum number of shareholders of the Company required to approve the New Organizational Documents as required by the Company’s current Organizational Documents and applicable law (as determined by the Holder Representative in its sole discretion). The term “Requisite Shareholders” means, individually and collectively, each of the following groups of stockholders (each, a “Stockholder Group”), each voting as a separate class: (a) stockholders owning at least fifty percent (50%) of the Company’s outstanding capital stock on an as-converted basis; (b) holders owning not less than two-thirds (2/3rd) of the Series A Convertible Preferred Stock; (c) holders owning at least fifty percent (50%) of the Company’s Series A-1 Convertible Preferred Stock; and (d) fifty percent (50%) of the Series C Holders.

(vii) “Total Purchase Price” means the aggregate Purchase Price of all Purchasers.

(viii) “Transaction Documents” mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Term Loan and Security Agreement, the Exchange Agreement and the New Organizational Documents.

(ix) “Transactions” means the transaction contemplated by this Agreement and each of the Transaction Documents.

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser, severally, but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. Such Purchaser is purchasing the Securities for such Purchaser’s own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and is capable of evaluating the merits and risks of its investment in the Company. Such Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Accredited Investor Status. Such Purchaser is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q) and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel have been made available to such Purchaser and its counsel, if any. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of such Purchaser’s representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser understands that its investment in the Securities involves a high degree of risk, including the risk of loss of its entire investment in the Securities.

(e) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and that is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(g) Authorization; Enforcement. This Agreement, the Registration Rights Agreement, the Escrow Agreement and the Exchange Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h) Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Signature Page hereto executed by such Purchaser.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Disclosure Schedule attached to this Agreement (the “Disclosure Schedule”), the Company represents and warrants to each Purchaser as follows:

(a) Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries listed on Section 3(a) of the Disclosure Schedules ]collectively, the “Subsidiaries”) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have, or would reasonably be expected to result in, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on (i) the Securities or the Dividend Shares, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the condition (financial or otherwise) or the earnings, prospects, business, properties, surplus or results of operations of the Company and its Subsidiaries.

(b) Authorization; Enforcement. Other than the Written Consent, (i) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Preferred Stock in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof and to issue the Dividend Shares in accordance with the Series D Certificate of Designation and the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”); (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the Transactions (including, without limitation, the issuance of the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares and the Dividend Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors or any of the stockholders of the Company is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Other than the Written Consent, neither the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents, nor the consummation by it of the Transactions (including, without limitation, the issuance of the Preferred Stock, or the issuance or reservation for issuance of the Conversion Shares and the Dividend Shares) requires any consent or authorization of the Company’s stockholders.

(c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, all securities exercisable or exchangeable for, or convertible into, any shares of capital stock of the Company (“Convertible Securities”), the number of shares issuable and reserved for issuance pursuant to Convertible Securities, any shares of capital stock and the number of shares reserved for issuance upon conversion of the Preferred Stock, is set forth in Section 3(c) of the Disclosure Schedule. All such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such Convertible Securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Dividend Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as set forth on Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities and the Dividend Shares in accordance with the terms of this Agreement or the Series D Certificate of Designation. Other than the Written Consent, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. The Company can furnish, upon request, true and correct copies of the Company’s Certificate of Incorporation, the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and all other instruments and agreements governing any Convertible Securities. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(d) Issuance of Securities. Subject to the Written Consent, the Preferred Stock is duly authorized and, upon issuance in accordance with the terms of this Agreement and the Series D Certificate of Designation, (i) will be validly issued and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement or the Series D Certificate of Designation), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person (as defined below) and (iii) will not impose personal liability on any holder thereof. The Conversion Shares and the Dividend Shares are duly authorized and reserved for issuance, and, upon issuance of the Dividend Shares or conversion of the Preferred Stock, in each case in accordance with the terms of the Series D Certificate of Designation, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, transfer restrictions, and encumbrances (other than restrictions on transfer contained in this Agreement), (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other Person and (z) will not impose personal liability upon any holder thereof. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), and subject to Section 4(k), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, the offer, issue, sale, execution or delivery of the Securities and the Dividend Shares, or the performance by the Company of its obligations under this Agreement. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(e) No Conflicts. Except as set forth on Section 3(e) of the Disclosure Schedule, and subject to the Written Consent, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Preferred Stock, and the issuance and reservation for issuance of the Conversion Shares and the Dividend Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or any Subsidiary.

(f) Compliance. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser (or any of its respective affiliates) owns any of the Securities or Dividend Shares, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and would not materially affect the Company or any of its Subsidiaries. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities that are material to the conduct to their business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit. The Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company or any of its Subsidiaries.

(g) SEC Documents, Financial Statements. Except as set forth on Section 3(g) of the Disclosure Schedules, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (B) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, (C) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, and (D) all Current Reports on Form 8-K filed since August 19, 2020.

(h) No Material Adverse Effect in Business. Except as set forth on Section 3(h) of the Disclosure Schedule, and other than effects on the business related primarily to COVID-19, since March 31, 2020 through the date hereof, (i) there has been no Material Adverse Effect, nor any development or event which would result, or be reasonably likely to result, in a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets, net current liabilities or net assets of the Company and its Subsidiaries.

(i) Absence of Certain Changes. Except as set forth on Section 3(i) of the Disclosure Schedule, since March 31, 2020, (i) there has not been any change in the capital stock (other than pursuant to the Company’s stock plans pursuant to the Company’s Approved Share Plan (as defined below), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company or any of its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company or any of its Subsidiaries and, except as contemplated by this Agreement, has made any material change or amendment to a material contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject; (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries. For purposes of this Section 3(i), “Approved Share Plan” shall mean the Company’s Amended and Restated 1999 Stock Award Plan and 2020 Omnibus Stock Incentive Plan.

(j) Transactions with Affiliates. Except as disclosed on the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries, or any of their family members, is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors, employees or consultants), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or family member or any corporation, partnership, trust or other entity in which any such officer, director, employee or family member has an ownership interest of five percent or more or is an officer, director, trustee or partner.

(k) Absence of Litigation. Except as disclosed on Section 3(k) of the Disclosure Schedules, there is no action, suit, proceeding, inquiry or, to the best of the Company’s knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. To the knowledge of the Company or any of its Subsidiaries, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, which, if determined adversely, could, either individually or in the aggregate, be material to the Company or any of its Subsidiaries. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to be material to the Company or any of its Subsidiaries.

(l) Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future (collectively, the “Company Intellectual Property”). Section 3(l) of the Disclosure Schedule sets forth a list of all material Company Intellectual Property owned and/or used by the Company or any of its Subsidiaries in its business. Except as set forth on the Disclosure Schedule, there are no rights of third parties to any of the Company Intellectual Property except through licensing agreements. Except as set forth on the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person (collectively, the “Third Party License Agreements”) other than such licenses or agreements arising from the purchase of generally available products, as to which the aggregate consideration paid by or due from the Company or any of its Subsidiaries does not exceed $25,000 in value, or “off the shelf” products. All of the Third Party License Agreements are valid, binding and in full force and effect in all material respects and to the Company’s knowledge enforceable by the Company or its applicable Subsidiary in accordance with their respective terms in all material respects, subject to general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Neither the Company nor any of its Subsidiaries is in material breach of any such Third Party License Agreements. To the Company’s knowledge, no other party to any of the Third Party License Agreements is in material default thereunder. Neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other Person with respect to any third party Intellectual Property. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon any third party Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ ownership of or licensing rights in or to any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Company Intellectual Property and there is no reasonable basis for any such claim to be successful. The rights of the Company and its Subsidiaries in the Company Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have taken all reasonable steps required to perfect their ownership of and interest in the Company Intellectual Property and has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. No Person is infringing on or violating the Company Intellectual Property owned or used by the Company or its Subsidiaries. The Company and its Subsidiaries have used Company IP Counsel (as defined below) for all Intellectual Property matters since December 31, 2011 and, since such date, neither the Company nor any of its Subsidiaries has consulted any other counsel with respect to any Intellectual Property matters.

(m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Tax Status. Except as set forth in Section 3(n) of the Disclosure Schedule, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges due and owing, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(o) Key Employees. Except as set forth on Section 3(o) of the Disclosure Schedules, each of the Company’s and its Subsidiaries’ directors and officers and any Key Employee (as defined below) is currently serving the Company or its Subsidiaries in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. Except as set forth on Section 3(o) of the Disclosure Schedules, no Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(o) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(p) Employee Relations. No application or petition for certification of a collective bargaining agent is pending and none of the employees of Company or any of its Subsidiaries are or have been represented by any union or other bargaining representative and no union has attempted to organize any group of the Company's or any of its Subsidiaries’ employees, and no group of the Company's or any of its Subsidiaries’ employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any of its Subsidiaries or otherwise terminate such officer’s employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations and, to the Company’s knowledge, all foreign laws and regulations, in each case respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, be material to the Company or any of its Subsidiaries.

(q) Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company or any of its Subsidiaries may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by Persons engaged in the same or similar business as the Company and its Subsidiaries. No default or event has occurred that could give rise to a default under any such policy.

(r) Environmental Matters. The Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of Hazardous Substances (as defined below) and protection of health and safety or the environment which are applicable to its business. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental or regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(s) Listing. The Company is not in violation of the listing requirements of the OTCQB Marketplace (the “OTCQB”) on which it trades, does not reasonably anticipate that the Common Stock will be delisted by the OTCQB for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the OTCQB. The issuance and sale of the Preferred Stock and the Transactions do not contravene the rules and regulations of the OTCQB.

(t) No General Solicitation or Integrated Offering. Neither the Company nor any Person acting for the Company has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities and/or Dividend Shares being offered hereby. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities and/or Dividend Shares being offered hereby under the Securities Act or cause this offering of Securities and/or Dividend Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(u) No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third party with respect to the Transactions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other third parties for fees of a type contemplated in this Section 3(u) that may be due in connection with the Transactions.

(v) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Preferred Stock may increase in certain circumstances. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue (i) Conversion Shares upon conversion of the Preferred Stock and (ii) the Dividend Shares, in each case, in accordance with the Series D Certificate of Designation, is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in this Agreement relating to a failure or refusal to issue Conversion Shares and Dividend Shares to the extent required by the Series D Certificate of Designation. Taking the foregoing into account, the Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Stock hereunder and the consummation of the Transactions are in the best interests of the Company and its stockholders.

(w) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Select SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(y) Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“SOX”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with SOX as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(z) Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise by the Company in connection with the Transactions is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

(aa) Absence of Indebtedness. On the Closing Date, as a result of the Transactions, neither the Company nor any Subsidiary shall have any indebtedness for borrowed money that would be required to be disclosed by the Company on a balance sheet prepared in accordance with GAAP. Section 3(aa) of the Disclosure Schedule sets for the indebtedness for borrowed money of the Company and its Subsidiaries as of immediately prior to the Closing Date.

(bb) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2 hereof, it is not necessary, in connection with the issuance and sale of the Preferred Stock to the Purchasers, the issuance of the Conversion Shares upon conversion of the Preferred Stock or the issuance of the Dividend Shares pursuant to the terms of the Series D Certificate of Designation and the Certificate of Incorporation, in each case in the manner contemplated by this Agreement and the other Transaction Documents, to register the Preferred Stock, the Conversion Shares or the Dividend Shares under the Securities Act, except for any registration that is required under the terms of the Registration Rights Agreement.

(cc) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Transactions and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the Transactions by the Company and its representatives.

(dd) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee) Information Statement. Neither the information supplied, or to be supplied, by or on behalf of the Company, for inclusion or incorporation by reference into the Information Statement or any other documents to be filed by the Company with the SEC in connection with the Transactions, contains or will, on the date of its filing or at the date it is mailed to the stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. COVENANTS.

(a) Form D: Blue Sky Laws. The Company shall timely file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to any Purchaser promptly upon request of such Purchaser. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to Holder Representative (as defined below) on or prior to the Closing Date. Within four business days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the Transactions, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”). The Company shall provide Holder Representative with a copy of the 8-K Filing at least two (2) business days prior to the filing of the 8-K Filing for Holder Representative’s review and comment, it being understood that nothing contained herein shall prevent the Company from filing such 8-K Filing within four (4) business days after the Closing Date. The Company shall consider in good faith the comments received by Holder Representative or its counsel to the 8-K Filing and shall incorporate the same into the 8-K Filing unless the Company, acting in good faith, has a reasonable basis for not incorporating any such comments, in which case the Company shall consult with Holder Representative or its counsel with respect to such comments. For purposes of this Agreement, “Holder Representative” means any Purchaser beneficially owning in excess of fifty percent (50%) of the Preferred Stock immediately following Closing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or trading market (including, without limitation, on any signature page to any Transaction Document), without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law, in which case the Company shall provide the applicable Purchaser(s) with prior notice of such disclosure permitted under this clause (ii). From and after the 8-K Filing, the Company hereby represents and acknowledges to the Purchasers that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the Purchasers or any of their affiliates on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material non-public information to a Purchaser without such Purchaser’s express written consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries or affiliates, or any of their respective officers, directors, agents or employees or affiliates, or a duty to the Company, any of its Subsidiaries or affiliates or any of their respective officers, directors, agents or employees not to trade on the basis of, such material non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material non-public information regarding the Company or any of its Subsidiaries or affiliates, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company or its affiliates.

(b) Reporting Status. So long as any Purchaser (or any of its affiliates) beneficially owns any of the Securities or Dividend Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-1 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-1 under the Securities Act.

(c) Use of Proceeds. Except as set forth on Section 3(aa) of the Disclosure Schedules, the Company shall use the proceeds from the sale and issuance of the Preferred Stock for general corporate purposes and working capital (including payment of legal fees and expenses pursuant to Section 4(l) herein); provided that such proceeds shall not be used to (i) pay dividends, except for dividends paid or payable to holders of the Company’s Series B Convertible Redeemable Preferred Stock; (ii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iii) make any investment not directly related to the current business of the Company.

(d) Uplisting. The Company shall maintain, so long as any Purchaser (or any of its affiliates) beneficially owns any Securities or Dividend Shares, the listing of all Dividend Shares, if any, and Conversion Shares from time to time issuable upon conversion of the Preferred Stock on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall file an application to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any successor market thereto (collectively, “NASDAQ”), or such other national securities exchange as is reasonably acceptable to Holder Representative (the “Uplisting”), and will use its commercially reasonable efforts to effect the Uplisting (including by effectuating a reverse stock split on or prior to December 31, 2020 at the request of Holder Representative). The Company shall bear all costs associated with the Uplisting. Unless and until such Uplisting is effectuated, the Company will use its best efforts to continue the listing and trading of its Common Stock on the OTCQB.

(e) Corporate Existence. So long as any Purchaser (or any of its affiliates) beneficially owns any Securities or Dividend Shares, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction (i) expressly assumes in writing, for the benefit of the Purchasers, the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Preferred Stock outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction, is a publicly traded corporation whose common stock is listed for quotation or trading on the OTCQB, NASDAQ or NYSE MKT Exchange.

(f) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(g) Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not be material to the Securities, the Dividend Shares or the business, operations, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries.

(h) Press Release. Neither the Purchasers nor the Company may issue any press release (whether or not included in the 8-K Filing) relating to the Transactions or any other Transaction Document without the prior written approval of Holder Representative, in the case of a press release issued by the Company, or the Company, in the case of a press release issued by any Purchaser, in each case, such approval not to be withheld, conditioned or delayed by any such Person.

(i) Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 4(i), of a legend on any of the Securities or Dividend Shares in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THIS SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN ACCORDANCE WITH THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 28, 2020, IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LENDING ARRANGEMENT WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities and/or Dividend Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities and/or Dividend Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities and/or Dividend Shares may reasonably request in connection with a pledge or transfer of the Securities and/or Dividend Shares, including, if the Securities and/or Dividend Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

Instruments (including statements related to book-entry accounts), whether certificated or uncertificated, evidencing the Securities and/or Dividend Shares shall not contain any legend (including the legend set forth above in this Section 4(i)), and the Company shall take all actions that are necessary to remove any such legend, (i) while a registration statement (including, without limitation, the registration statement contemplated by the Registration Rights Agreement) covering the resale of such Securities and/or Dividend Shares is effective under the Securities Act, (ii) following any sale of such Securities and/or Dividend Shares pursuant to Rule 144, (iii) if such Securities and/or Dividend Shares are eligible for sale under Rule 144 (whether or not such Securities and/or Dividend Shares are being sold under Rule 144 at the applicable time), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and/or Dividend Shares and without volume or manner-of-sale restrictions, (iv) the holder of any such Securities and/or Dividend Shares provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security and/or Dividend Share may be made without registration under the Securities Act; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Promptly after such time as such legend is no longer required, the Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the removal of the legend hereunder, or to a Purchaser upon request. The Company agrees that following such time as such legend is no longer required, it will, no later two (2) business days following the delivery by a Purchaser to the Company or its transfer agent of an instrument (including statements related to book-entry accounts), whether certificated or uncertificated, representing Securities and/or Dividend Shares, as the case may be, issued with (or subject to) a restrictive legend, deliver or cause to be delivered to such Purchaser an instrument (including statements related to book-entry accounts), whether certificated or uncertificated, representing such Securities and/or Dividend Shares that is free from all restrictive and other legends.

(j) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities and/or Dividend Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

(k) Information Statement. As promptly as practicable after the date hereof, the Company, acting through its Board of Directors, shall, in accordance with applicable law and the Organizational Documents, in consultation with Holder Representative, prepare and file with the SEC a preliminary information statement relating to the Transactions and obtain and furnish the information required by the SEC to be included therein and, after consultation with Holder Representative, respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause a definitive information statement (together with all amendments, supplements and exhibits thereto, the "Information Statement") to be mailed to the Company's shareholders at the earliest practicable date; provided that no amendments or supplements to the Information Statement shall be made by the Company without consultation with Holder Representative. Each Purchaser shall promptly provide the Company with such information with respect to such Purchasers and its affiliates as shall be required to be included in the Information Statement.

(l) Legal Fees and Expenses. Whether or not the Transactions are consummated, each of the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the Transactions, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Preferred Stock to the Purchasers, (iii) the reasonable fees and expenses of the Escrow Agent, and (iv) all reasonable and documented out-of-pocket fees and expenses -- including, without limitation, the fees and expenses of Stroock & Stroock & Lavan LLP (“Stroock”) as counsel to certain Purchasers (“Stroock Legal Fees”) incurred in connection with the Transactions and any related documentation therewith; provided, however that aggregate Stroock Legal Fees shall not exceed $350,000 (the “Stroock Legal Fee Cap”) except as otherwise set forth herein. Notwithstanding the foregoing, aggregate Stroock Legal Fees may exceed the Stroock Legal Fee Cap to account for fees and expenses incurred in connection with the preparation, negotiation and execution of the Term Loan and Security Agreement, Escrow Agreement and other documents related to the Bridge Loan (ii) if and to the extent Stroock and its client make a good faith determination that the incurrence of such additional fees is consistent with the legal requirements of Stroock’s clients, either in its capacity as Purchaser or as Holder Representative.

5. TRANSFER AGENT INSTRUCTIONS.

(a) Upon conversion of the Preferred Stock by any Person or the issuance of any Dividend Shares, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and/or Dividend Shares, as applicable, by crediting the account of such Person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates or statements related to book-entry accounts (subject to the legend and other applicable provisions hereof and the Series D Certificate of Designation), registered in the name of such Person or its nominee, representing the Conversion Shares and/or the Dividend Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any Person effecting a conversion of Preferred Stock or receiving Dividend Shares may instruct the Company to deliver to such Person or its nominee physical certificates representing the Conversion Shares and/or Dividend Shares, as applicable, in lieu of delivering such shares by way of DTC transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares and/or Dividend Shares, as applicable, required to be delivered are not required to bear a legend pursuant to Section 4(i) and the Person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

(b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares and/or Dividend Shares prior to registration of the Conversion Shares and/or Dividend Shares under the Securities Act or without an exemption therefrom, shall be given by the Company to its transfer agent and that the Conversion Shares and/or Dividend Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchasers’ obligations and agreement set forth in Section 4(i) hereof to resell the Securities and/or Dividend Shares pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

(c) If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities and/or Dividend Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with reasonable assurances that such Securities and/or Dividend Shares may be sold under Rule 144 (whether or not such Securities and/or Dividend Shares are actually being sold at the applicable time), the Company shall permit the transfer and, in the case of the Conversion Shares and/or Dividend Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers. Nothing in this Section 5(c) shall alter, modify, reduce, supersede or otherwise change the obligations of the Company under Section 4(i).

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Stock to each Purchaser is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Representation and Warranties. The representations and warranties of each Purchaser shall be true and correct as of the date when made and on the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser on or prior to the Closing Date.

(b) Closing Purchase Price. Each Purchaser shall have delivered such Purchaser’s Closing Purchase Price to the Company by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Exhibit C.

(c) No Proceedings. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the Transactions.

7. CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to deliver the Closing Purchase Price in connection with the purchase of the Preferred Stock on the Closing Date is subject to the satisfaction of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

(a) Representation and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date. In connection with the issuance of the Preferred Stock on the Closing Date, such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect.

(b) Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(c) Amended and Restated Series C Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(d) Amended and Restated Series A Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(e) Amended and Restated Series A-1 Certificate of Designation. The Amended and Restated the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock, shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(f) Series D Certificate of Designation. The Series D Certificate of Designations shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchasers shall have received evidence of such execution and filing.

(g) Information Statement. (i) The Company shall have mailed to its shareholders the Information Statement conforming to the requirements of the Exchange Act relating to the Written Consent; (ii) twenty (20) days shall have passed since the mailing date of the Information Statement; and (iii) and the Company shall have otherwise satisfied its obligations under Section 4(k).

(h) Board Resignations. The Company shall have received a letter of resignation addressed to the Company, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit H (the “Board Resignation”), from each of the resigning directors set forth on Section 3(o)(ii) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(i) Board/Management Release Agreements. The Company shall have received a Board/Management Release Agreement, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit I (the “Board/Management Release Agreement”), from each of the Persons set forth on Section 3(o)(iv) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(j) Change-in-Control Waivers. The Company shall have received a Change-in-Control Waiver, effective as of a date no later than the Closing Date and in substantially the form attached hereto as Exhibit J (the “Change-in-Control Waiver”), from each holder of a restricted stock unit (i) issued pursuant to an Approved Share Plan, and (ii) not otherwise executing a Board/Management Release Agreement (such holders, the “Continuing RSU Holders”), and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative). Each Continuing RSU Holder is listed on Section 3(e)(ii) of the Disclosure Schedules.

(k) Satisfaction and Release of Related-Party Loans. The Company shall have satisfied the loans and other indebtedness listed on Sections 3(aa)(i) and 3(aa)(ii) of the Disclosure Schedules, and provided Holder Representative satisfactory evidence thereof (in the sole discretion of Holder Representative).

(l) Delivery of Preferred Stock Certificates. The Company shall have delivered to such Purchaser duly executed certificates (or, if the shares of Preferred Stock are not represented by certificates, duly executed statements related to book-entry accounts) representing the Preferred Stock for the number of shares of Preferred Stock being purchased by such Purchaser on the Closing Date, registered in such Purchaser’s name.

(m) OTCQB. The Common Stock shall be authorized for quotation and listed on the OTCQB and trading in the Common Stock (or on the OTCQB generally) shall not have been suspended by the SEC or the OTCQB.

(n) Legal Opinion. Such Purchaser shall have received an opinion of the Company’s counsel, Disclosure Law Group, a professional corporation, dated as of the Closing Date, addressed to such Purchaser in form and substance reasonably satisfactory to Stroock, as counsel to certain Purchasers.

(o) IP Opinion. Such Purchaser shall have received an opinion of the Company’s intellectual property counsel, Sheppard, Mullin, Richter & Hampton LLP (“Company IP Counsel”), dated as of the Closing Date, addressed to such Purchaser in form and substance reasonably satisfactory to Stroock, as counsel to certain Purchasers.

(p) Board Resolutions. Each Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions, certified as such by the Secretary or Assistant Secretary of the Company on or before the Closing Date, and such other documents they reasonably request in connection with the issuance of the Preferred Stock on the Closing Date.

(q) Closing Purchase Price. The Closing Purchase Price for all the Preferred Stock purchased by other Purchasers who are not affiliates of such Purchaser shall have been, or concurrently with the Closing will be, delivered to the Company by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Exhibit C.

(r) Legal Fees. The Company shall have paid (or shall pay concurrently with the Closing) the legal fees and disbursements of Stroock, as provided for in Section 4(l).

(s) No Proceeding. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the Transactions.

(t) No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(u) Other Consents, Approvals and Waivers. All other consents, approvals and waivers reasonably required for the consummation of the Transactions (in the sole discretion of Holder Representative) shall have been obtained.

8. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and each Purchaser irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile or by electronic mail (“e-mail”), and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, or when sent if sent by e-mail, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i) If to the Company:

ImageWare Systems, Inc.
  13500 Evening Creek Drive N.
Suite 550
San Diego, California 92127
E-mail: jmorris@iwsinc.com
Attention: Chief Financial Officer

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Telephone: (619) 272-7062
Facsimile: (619) 330-2101
E-Mail: drumsey@disclosurelawgroup.com
Attention: Daniel W. Rumsey, Managing Director

(ii) If to any Purchasers, to the address set forth under such Purchaser’s name on the Signature Page hereto executed by such Purchaser.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities. Any Purchaser may assign such Purchaser’s rights and obligations hereunder or thereunder to any Person to whom such Purchaser assigns or transfers any Securities and/or Dividend Shares (any such assignee thereafter becoming a “Purchaser” hereunder). In addition, and notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other Transaction Document may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser’s margin or brokerage account or any other lending arrangement with a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee that is not a party to this Agreement shall be a third party beneficiary of Section 8(k).

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 2, 3, 4, 5 and 8 hereof shall survive the Closing Date notwithstanding any due diligence investigation conducted by or on behalf of, or any knowledge of, any Purchaser, and such representations, warranties, agreements and covenants are part of the basis of the bargain contemplated by this Agreement. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing Date, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and/or Dividend Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives, including, without limitation, those retained in connection with the Transactions (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, judgments, claims, losses, costs, penalties, fees, liabilities, amounts paid in settlements, and damages (including diminution in value of the Securities and Dividend Shares), and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to any action for which indemnification hereunder is sought), whether or not involving a third party claim, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by any Person (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (C) the status of such Purchaser or holder of the Securities and/or Dividend Shares as an investor in the Company, and shall reimburse each such Indemnitee for the reasonable costs and expenses as they are incurred in connection with investigating, monitoring, responding to or defending any of the foregoing. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(m) Knowledge. As used in this Agreement, the term “knowledge” of any Person shall mean and include (i) with respect to the Company, the actual knowledge of any of the Company’s officers or directors and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

(n) Exculpation Among Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Each Purchaser acknowledges that it has independently evaluated the merits of the Transactions and the other Transaction Documents, that it has independently determined to enter into the Transactions, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company. The Purchasers and the Company agree that no action taken by any Purchaser pursuant hereto or the other Transaction Documents shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the Transactions. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers, and no Purchaser shall make any claim against any other Purchaser under this Agreement, whether on the basis of breach, non-performance, or otherwise.

(o) Business Days and Trading Days. For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the OTCQB or, if the Common Stock is not then traded on the OTCQB, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

(p) Termination. This Agreement may be terminated at any time prior to the Closing by the written notice of the Required Purchasers to the Company if the Closing shall not have occurred on or before October 31, 2020. Any such termination shall be effective immediately upon delivery of such notice to the Company, unless such notice provides for a different time for termination. If this Agreement is terminated prior to (i) the Closing and (ii) termination of the Escrow Agreement pursuant to Section 12 therein, then the Company shall promptly (but in no event later than one (1) business day after the date of such termination) deliver written notice to the Escrow Agent (pursuant to Section 4 of the Escrow Agreement) instructing the Escrow Agent to, and otherwise cause the Escrow Agent to, refund to the applicable Purchasers all unreleased amounts deposited into the Escrow Account (as defined in the Escrow Agreement) by the Purchasers. The Company shall not amend or permit any other Person to amend the Escrow Agreement without the prior written consent of the Required Purchasers. “Required Purchasers” shall mean the Purchasers who have agreed to purchase at least a majority of the Securities to be sold hereunder.

(q) Specific Performance. The Company and each of the Purchasers acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company and each of the Purchasers agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. The Company and each of the Purchasers hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

(r) Tax Treatment. The Company and the Purchasers agree to treat the Series D Preferred Shares as common stock solely for U.S. income tax purposes.

(s) Holder Representative.

(i) By virtue of executing and delivering their respective Signature Page to this Agreement, each Purchaser shall have irrevocably authorized and appointed Holder Representative as such Purchaser’s representative and attorney-in-fact to act on behalf of such Person with respect the Holder Representative Matters (defined below) as expressly set forth in, which shall survive the Closing Date to the extent applicable. “Holder Representative Matters” include approvals by Holder Representative expressly set forth in: Section 1(b), Section 4(a), Section 4(d), Section 4(h), Section 4(k) and Section 7(v).

(ii) Holder Representative shall have no duties or obligations to the Purchasers hereunder, including any fiduciary duties, except those Holder Representative Matters set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement.

(iii) Each of the Purchasers disclaims any beneficial ownership or participation in any group (as such term is defined in Sections 13(d) or 13(g) of the Securities Act) as a result of such party communicating with other parties in connection with this Agreement (or the Transactions Documents), including without limitation Holder Representative acting in such capacity. Any such communications that the parties hereto may engage in with other Purchasers, to the extent such communications occur after the consummation of the Transactions and in connection with this Agreement (or the Transaction Documents), are solely for the purpose of protecting such party’s rights or fulfilling such party’s obligations under this Agreement (or the Transaction Documents) and are not intended to, and do not, constitute any agreement, arrangement or understanding among one or more such parties for the purpose of, directly or indirectly, buying, selling, voting or holding securities of the Company.

(iv) The Holder Representative shall not be liable to the Purchasers (or any other Persons) for actions taken pursuant to this Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Holder Representative shall be conclusive evidence of good faith). The Purchasers shall severally and not jointly (pro rata in accordance with the Purchase Price of each Purchaser), indemnify and hold harmless Holder Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Holder Representative under this Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence, fraud, intentional misconduct or bad faith of Holder Representative, Holder Representative shall reimburse the Stockholders the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, intentional misconduct or bad faith.

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IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

IMAGEWARE SYSTEMS, INC.

By: /s/ Kristin Taylor
Name: Kristin Taylor
Title: Chief Executive Officer

PURCHASER:

(Print or Type Name of Purchaser)

By:
Name:
Title:

ADDRESS:

Telephone:
Facsimile:
E-Mail:
Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of shares of Preferred Stock:
Purchase Price ($1,000 per share of Preferred Stock):

Exhibit List

Exhibit A – Form of Series D Certificate of Designation
Exhibit B – Escrow Agreement
Exhibit C – Wire Transfer Instructions
Exhibit D – Form of Registration Rights Agreement
Exhibit E – Exchange Agreement
Exhibit F – Term Loan and Security Agreement
Exhibit G – Written Consent
●
Amended and Restated Certificate of Incorporation
●
Amended and Restated Series A Certificate of Designation
●
Amended and Restated Series A-1 Certificate of Designation
●
Amended and Restated Series C Certificate of Designation
Exhibit H – Form Board Resignation
Exhibit I – Form of Board/Management Release Agreement
Exhibit J – Form of Change-in-Control Waiver
Exhibit K – Joinder Agreement

[EXHIBITS INTENTIONALLY OMITTED]